UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2002

RTW, Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-25508	41-1440870
(Commission File Number)	(IRS Employer Identification No.)

8500 Normandale Lake Blvd., Suite 1400 Bloomington, MN (Address of principal executive offices)	55437 (Zip Code)

Registrant’s telephone number, including area code   952-893-0403

SIGNATURES
EX-16.1 Letter from Deloitte & Touche LLP

Item 4. Change in Registrant’s Certifying Accountant.

On September 12, 2002, Deloitte & Touche LLP (“D&T”) resigned as the independent certified public accountants for RTW, Inc. (the “Company”). D&T concurrently indicated that the Company’s assigned Audit Partner had terminated his employment with D&T and that the Company no longer fit its client profile.

D&T’s reports on the Company’s financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the past two fiscal years and the subsequent interim period preceding the resignation of D&T, there have been no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report for such periods.

The Company is currently in discussions with other accounting firms to assume the responsibility of certifying accountant. The Company will file another report on Form 8-K at such time as a new certifying accountant has been engaged.

Item 7 — Financial Statements and Exhibits:

(c) Exhibits

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated September 19, 2002

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW, Inc.

Dated: September 19, 2002	By	/s/ J. Alexander Fjelstad III

J. Alexander Fjelstad III Chief Executive Officer (Principal Executive Officer)